**John Hancock Investment Management LLC**

200 Berkeley Street
Boston, Massachusetts 02216

Media Contact: Gordon Haight
(617) 572-0034

Investor Contact: (800) 843-0090

# NEWS

FOR IMMEDIATE RELEASE

JOHN HANCOCK PREMIUM DIVIDEND FUND

NOTICE TO SHAREHOLDERS – SOURCES OF DISTRIBUTION UNDER SECTION

19(a)

BOSTON, MA (January 31, 2022) – John Hancock Premium Dividend Fund (NYSE: PDT) (the "Fund"), a closed-end fund managed by John Hancock Investment Management LLC and subadvised by Manulife Investment Management (US) LLC, announced today sources of its monthly distribution of $0.0975 per share paid to all shareholders of record as of January 13, 2022, pursuant to the Fund's managed distribution plan. This press release is issued as required by an exemptive order granted to the Fund by the U.S. Securities and Exchange Commission.

Notification of Sources of Distribution

This notice provides shareholders of the John Hancock Premium Dividend Fund (NYSE: PDT) with important information concerning the distribution declared on January 3, 2022, and payable on January 31, 2022. No action is required on your part.

Distribution Period:	January 2022
Distribution Amount Per Common Share:	$0.0975

The following table sets forth the estimated sources of the current distribution, payable January 31, 2022, and the cumulative distributions paid this fiscal year to date from the following sources: net investment income; net realized short term capital gains; net realized long term capital gains; and return of capital or other capital source. All amounts are expressed on a per common share basis and as a percentage of the distribution amount.

			For the fiscal year-to-date period
	For the period 01/1/2022-01/31/2022		11/1/2021-01/31/2022 1
				% Breakdown
	Current	% Breakdown	Total Cumulative	of the Total
		of the Current		Cumulative
Source	Distribution ($)	Distribution	Distributions ($)	Distributions
Net Investment Income	0.0526	54%	0.2248	77%
Net Realized Short-
Term Capital Gains	0.0000	0%	0.0442	15%
Net Realized Long-
Term Capital Gains	0.0000	0%	0.0234	8%
Return of Capital or
Other Capital Source	0.0449	46%	0.0000	0%
Total per common share	0.0975	100%	0.2924	100%

Average annual total return (in relation to NAV) for the 5 years ended on December 31, 2021				8.55%
Annualized current distribution rate expressed as a percentage of NAV as of December 31, 2021				7.80%

1The Fund's current fiscal year began on November 1, 2021, and will end on October 31, 2022.

Cumulative total return (in relation to NAV) for the fiscal year through December 31, 2021	2.03%

Cumulative fiscal year-to-date distribution rate expressed as a percentage of NAV as of
December 31, 2021	1.95%

You should not draw any conclusions about the Fund's investment performance from the amount of this distribution or from the terms of the Fund's managed distribution plan.

The Fund estimates that it has distributed more than its income and net realized capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the Fund is paid back to you. A return of capital distribution does not necessarily reflect the Fund's investment performance and should not be confused with "yield" or "income."

The amounts and sources of distributions reported in this Notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund's investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

The Fund has declared the January 2022 distribution pursuant to the Fund's managed distribution plan (the "Plan"). Under the Plan, the Fund makes fixed monthly distributions in the amount of $0.0975 per share, which will continue to be paid monthly until further notice.

If you have questions or need additional information, please contact your financial professional or call the John Hancock Investment Management Closed-End Fund Information Line at 1-800-843-0090, Monday through Friday between 8:00 a.m. and 7:00 p.m., Eastern Time.

Effective October 1, 2021, copies of all notices informing shareholders of distributions made by the fund in excess of accumulated net investment income will be posted on John Hancock Investment Management's public website (jhinvestments.com) and on the Legal Notice System (LENS), a service offering of the Depository Trust Company (DTC) accessible by broker-dealer firms. To the extent required, notice may also be provided via press release. John Hancock Investment Management will continue to distribute paper copies of these notices by mail until March 30, 2022, after which date the notices will be delivered exclusively via the methods described above.

Statements in this press release that are not historical facts are forward-looking statements as defined by the United States securities laws. You should exercise caution in interpreting and relying on forward-looking statements because they are subject to uncertainties and other factors which are, in some cases, beyond the Fund's control and could cause actual results to differ materially from those set forth in the forward-looking statements.

An investor should consider a Fund's investment objectives, risks, charges and expenses carefully before investing.

About John Hancock Financial and Manulife Financial

John Hancock is a division of Manulife Financial Corporation, a leading international financial services group that helps people achieve their dreams and aspirations by putting customers' needs first and providing the right advice and solutions. We operate primarily as John Hancock in the United States and as Manulife elsewhere. We provide financial advice, insurance, and wealth and asset management solutions for individuals, groups, and institutions. Assets under management and administration by Manulife and its subsidiaries were over CAD$1.4 trillion (US$1.1 trillion) as of September 30, 2021. Manulife Financial Corporation trades as MFC on the TSX, NYSE, and PSE, and under 945 on the SEHK. Manulife can be found at manulife.com .

One of the largest life insurers in the United States, John Hancock supports approximately 10 million Americans with a broad range of financial products, including life insurance, annuities, investments, 401(k) plans, and education savings plans. Additional information about John Hancock may be found at johnhancock.com.

JOHN HANCOCK PREMIUM DIVIDEND FUND

NOTICE TO SHAREHOLDERS – SOURCES OF DISTRIBUTION UNDER SECTION

19(a)

BOSTON, MA (March 31, 2022) – John Hancock Premium Dividend Fund (NYSE: PDT) (the "Fund"), a closed-end fund managed by John Hancock Investment Management LLC and subadvised by Manulife Investment Management (US) LLC, announced today sources of its monthly distribution of $0.0975 per share paid to all shareholders of record as of March 11, 2022, pursuant to the Fund's managed distribution plan. This press release is issued as required by an exemptive order granted to the Fund by the U.S. Securities and Exchange Commission.

Notification of Sources of Distribution

This notice provides shareholders of the John Hancock Premium Dividend Fund (NYSE: PDT) with important information concerning the distribution declared on March 1, 2022, and payable on March 31, 2022. No action is required on your part.

Distribution Period:	March 2022
Distribution Amount Per Common Share:	$0.0975

The following table sets forth the estimated sources of the current distribution, payable March 31, 2022, and the cumulative distributions paid this fiscal year to date from the following sources: net investment income; net realized short term capital gains; net realized long term capital gains; and return of capital or other capital source. All amounts are expressed on a per common share basis and as a percentage of the distribution amount.

			For the fiscal year-to-date period
	For the period 03/1/2022-03/31/2022		11/1/2021-03/31/2022 1
				% Breakdown

	Current	% Breakdown	Total Cumulative	of the Total
		of the Current		Cumulative
Source	Distribution ($)	Distribution	Distributions ($)	Distributions
Net Investment Income	0.0690	71%	0.3920	80%
Net Realized Short-
Term Capital Gains	0.0000	0%	0.0928	19%
Net Realized Long-
Term Capital Gains	0.0000	0%	0.0025	1%
Return of Capital or
Other Capital Source	0.0285	29%	0.0000	0%
Total per common share	0.0975	100%	0.4873	100%

Average annual total return (in relation to NAV) for the 5 years ended on February 28, 2022				6.60%
Annualized current distribution rate expressed as a percentage of NAV as of February 28, 2022				8.11%

1The Fund's current fiscal year began on November 1, 2021 and will end on October 31, 2022.

Cumulative total return (in relation to NAV) for the fiscal year through February 28, 2022	-0.67%

Cumulative fiscal year-to-date distribution rate expressed as a percentage of NAV as of February
28, 2022	3.38%

You should not draw any conclusions about the Fund's investment performance from the amount of this distribution or from the terms of the Fund's managed distribution plan.

The Fund estimates that it has distributed more than its income and net realized capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the Fund is paid back to you. A return of capital distribution does not necessarily reflect the Fund's investment performance and should not be confused with "yield" or "income."

The amounts and sources of distributions reported in this Notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund's investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

The Fund has declared the March 2022 distribution pursuant to the Fund's managed distribution plan (the "Plan"). Under the Plan, the Fund makes fixed monthly distributions in the amount of $0.0975 per share, which will continue to be paid monthly until further notice.

If you have questions or need additional information, please contact your financial professional or call the John Hancock Investment Management Closed-End Fund Information Line at 1-800-843-0090, Monday through Friday between 8:00 a.m. and 7:00 p.m., Eastern Time.

Effective October 1, 2021, copies of all notices informing shareholders of distributions made by the fund in excess of accumulated net investment income will be posted on John Hancock Investment Management's public website (jhinvestments.com) and on the Legal Notice System (LENS), a service offering of the Depository Trust Company (DTC) accessible by broker-dealer firms. To the extent required, notice may also be provided via press release. John Hancock Investment Management will continue to distribute paper copies of these notices by mail until March 30, 2022, after which date the notices will be delivered exclusively via the methods described above.

Statements in this press release that are not historical facts are forward-looking statements as defined by the United States securities laws. You should exercise caution in interpreting and relying on forward-looking statements because they are subject to uncertainties and other factors which are, in some cases, beyond the Fund's control and could cause actual results to differ materially from those set forth in the forward-looking statements.

An investor should consider a Fund's investment objectives, risks, charges and expenses carefully before investing.

About John Hancock Investment Management

A company of Manulife Investment Management, we serve investors through a unique multimanager approach, complementing our extensive in-house capabilities with an unrivaled network of specialized asset managers, backed by some of the most rigorous investment oversight in the industry. The result is a diverse lineup of time-tested investments from a premier asset manager with a heritage of financial stewardship.

About Manulife Investment Management

Manulife Investment Management is the global brand for the global wealth and asset management segment of Manulife Financial Corporation. We draw on more than a century of financial stewardship and the full resources of our parent company to serve individuals, institutions, and retirement plan members worldwide. Headquartered in Toronto, our leading capabilities in public and private markets are strengthened by an investment footprint that spans 18 geographies. We complement these capabilities by providing access to a network of unaffiliated asset managers from around the world. We're committed to investing responsibly across our businesses. We develop innovative global frameworks for sustainable investing, collaboratively engage with companies in our securities portfolios, and maintain a high standard of stewardship where we own and operate assets, and we believe in supporting financial well- being through our workplace retirement plans. Today, plan sponsors around the world rely on our retirement plan administration and investment expertise to help their employees plan for, save for, and live a better retirement. Not all offerings are available in all jurisdictions. For additional information, please visit manulife.com.

JOHN HANCOCK PREMIUM DIVIDEND FUND

NOTICE TO SHAREHOLDERS – SOURCES OF DISTRIBUTION UNDER SECTION

19(a)

BOSTON, MA (April 29, 2022) – John Hancock Premium Dividend Fund (NYSE: PDT) (the "Fund"), a closed-end fund managed by John Hancock Investment Management LLC and subadvised by Manulife Investment Management (US) LLC, announced today sources of its monthly distribution of $0.0975 per share paid to all shareholders of record as of April 11, 2022, pursuant to the Fund's managed distribution plan. This press release is issued as required by an exemptive order granted to the Fund by the U.S. Securities and Exchange Commission.

Notification of Sources of Distribution

This notice provides shareholders of the John Hancock Premium Dividend Fund (NYSE: PDT) with important information concerning the distribution declared on April 1, 2022, and payable on April 29, 2022. No action is required on your part.

Distribution Period:	April 2022
Distribution Amount Per Common Share:	$0.0975

The following table sets forth the estimated sources of the current distribution, payable April 29, 2022, and the cumulative distributions paid this fiscal year to date from the following sources: net investment income; net realized short term capital gains; net realized long term capital gains; and return of capital or other capital source. All amounts are expressed on a per common share basis and as a percentage of the distribution amount.

			For the fiscal year-to-date period
	For the period 04/1/2022-04/30/2022		11/1/2021-04/30/2022 1
				% Breakdown
	Current	% Breakdown	Total Cumulative	of the Total
		of the Current		Cumulative
Source	Distribution ($)	Distribution	Distributions ($)	Distributions
Net Investment Income	0.0517	53%	0.4418	76%
Net Realized Short-
Term Capital Gains	0.0000	0%	0.0919	16%
Net Realized Long-
Term Capital Gains	0.0000	0%	0.0430	7%
Return of Capital or
Other Capital Source	0.0458	47%	0.0080	1%
Total per common share	0.0975	100%	0.5847	100%

Average annual total return (in relation to NAV) for the 5 years ended on March 31, 2022				7.73%
Annualized current distribution rate expressed as a percentage of NAV as of March 31, 2022				7.71%

1The Fund's current fiscal year began on November 1, 2021, and will end on October 31, 2022.

Cumulative total return (in relation to NAV) for the fiscal year through March 31, 2022	5.22%

Cumulative fiscal year-to-date distribution rate expressed as a percentage of NAV as of
March 31, 2022	3.85%

You should not draw any conclusions about the Fund's investment performance from the amount of this distribution or from the terms of the Fund's managed distribution plan.

The Fund estimates that it has distributed more than its income and net realized capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the Fund is paid back to you. A return of capital distribution does not necessarily reflect the Fund's investment performance and should not be confused with "yield" or "income."

The amounts and sources of distributions reported in this Notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund's investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

The Fund has declared the April 2022 distribution pursuant to the Fund's managed distribution plan (the "Plan"). Under the Plan, the Fund makes fixed monthly distributions in the amount of $0.0975 per share, which will continue to be paid monthly until further notice.

If you have questions or need additional information, please contact your financial professional or call the John Hancock Investment Management Closed-End Fund Information Line at 1-800-843-0090, Monday through Friday between 8:00 a.m. and 7:00 p.m., Eastern Time.

Effective October 1, 2021, copies of all notices informing shareholders of distributions made by the fund in excess of accumulated net investment income will be posted on John Hancock Investment Management's public website (jhinvestments.com) and on the Legal Notice System (LENS), a service offering of the Depository Trust Company (DTC) accessible by broker-dealer firms. To the extent required, notice may also be provided via press release. John Hancock Investment Management distributed paper copies of these notices by mail until March 30, 2022. Effective April 1, 2022, the notices will be delivered exclusively via the methods described above.

Statements in this press release that are not historical facts are forward-looking statements as defined by the United States securities laws. You should exercise caution in interpreting and relying on forward-looking statements because they are subject to uncertainties and other factors which are, in some cases, beyond the Fund's control and could cause actual results to differ materially from those set forth in the forward-looking statements.

An investor should consider a Fund's investment objectives, risks, charges and expenses carefully before investing.

About John Hancock Investment Management

A company of Manulife Investment Management, we serve investors through a unique multimanager approach, complementing our extensive in-house capabilities with an unrivaled network of specialized asset managers, backed by some of the most rigorous investment oversight in the industry. The result is a diverse lineup of time-tested investments from a premier asset manager with a heritage of financial stewardship.

About Manulife Investment Management

Manulife Investment Management is the global brand for the global wealth and asset management segment of Manulife Financial Corporation. We draw on more than a century of financial stewardship and the full resources of our parent company to serve individuals, institutions, and retirement plan members worldwide. Headquartered in Toronto, our leading capabilities in public and private markets are strengthened by an investment footprint that spans 18 geographies. We complement these capabilities by providing access to a network of unaffiliated asset managers from around the world. We're committed to investing responsibly across our businesses. We develop innovative global frameworks for sustainable investing, collaboratively engage with companies in our securities portfolios, and maintain a high standard of stewardship where we own and operate assets, and we believe in supporting financial well- being through our workplace retirement plans. Today, plan sponsors around the world rely on our retirement plan administration and investment expertise to help their employees plan for, save for, and live a better retirement. Not all offerings are available in all jurisdictions. For additional information, please visit manulife.com.